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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 16, 2003


                            MERCER INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)


                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)


             000-9409                                    91-6087550
     (Commission File Number)               (I.R.S. Employer Identification No.)


          14900 INTERURBAN AVENUE SOUTH, SUITE 282, SEATTLE, WA  98168
                               (Address of Office)


                                 (206) 674-4639
              (Registrant's telephone number, including area code)



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ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Mercer International Inc. (the "Company") announced on Form 8-K dated May 13, 2003 that it would appoint Deloitte & Touche LLP as the Company's new independent auditors in place of Peterson Sullivan PLLC effective at the annual meeting of shareholders (the "Meeting") to be held on July 15, 2003. The date for the Meeting has been rescheduled to August 22, 2003. The Company has therefore appointed Deloitte & Touche LLP as the Company's auditors effective July 14, 2003. The Company is also appointing Deloitte & Touche LLP as the auditors for the Company's significant subsidiaries. The decision to engage
Deloitte & Touche LLP was recommended and approved by the Company's Audit Committee and approved by the Board of Trustees of the Company.

The Company will present the appointment of Deloitte & Touche LLP as the Company's auditors for shareholder ratification at the Meeting. In the event Deloitte & Touche LLP are not ratified as the Company's auditors at the Meeting, the Company's Audit Committee will consider whether to retain Deloitte & Touche LLP or appoint another firm. The Audit Committee may appoint another firm as the Company's auditors without the approval of shareholders.

During the Company's two most recent fiscal years and the subsequent interim period preceding the appointment of Deloitte & Touche LLP, the Company did not consult Deloitte & Touche LLP regarding either:

   (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or

   (ii) any matter that was either the subject of a disagreement, as defined in Instruction 4 of Item 304 of Regulation S-K, or a "reportable event", as defined in Item 304(a)(1)(v) of Regulation S-K.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          MERCER  INTERNATIONAL  INC.

                                          /s/ Jimmy S.H. Lee
                                          -------------------------------------
                                          Jimmy  S.H.  Lee
                                          President and Chief Executive Officer


Date:     July 16,  2003